 Exhibit 5.1

Virginia K. Sourlis, Esq., MBA*	The Courts of Red Bank
Philip Magri, Esq.+	130 Maple Avenue, Unit 9B2
Red Bank, New Jersey 07701
(732) 530-9007 Fax (732) 530-9008
www.SourlisLaw.com
* Licensed in NJ	Virginia@SourlisLaw.com
+ Licensed in NY

August ____, 2012

Board of Directors

Q Holdings, Inc.

615 Arapeen Drive, Suite 102

Salt Lake City, UT 84108

Re:	Registration Statement on Form S-1(File No.: 333-182447)
15,978,447 shares of Common Stock

To the Board of Directors of Q Holdings, Inc.:

We have acted as corporate and securities counsel to Q Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of the Company’s Registration Statement on Form S-1, as amended (the “ Registration Statement”), filed with the United States Securities and Exchange Commission (the “Commission”) therein registering under the Securities Act of 1933, as amended (the “Securities Act”), an aggregate of 15,978,447 shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company, consisting of (i) 5,189,065 shares of Common Stock (the “Shares”), (ii) 4,944,691 shares of Common Stock issuable upon the exercise of 4,944,691 warrants exercisable from the date of issuance until the seventh anniversary date of the date of issuance at $1.00 per share, subject to adjustment (the “Series A Warrants”), (iii) 4,944,691 shares of Common Stock issuable upon the exercise of 4,944,691 warrants exercisable from the date of issuance until the seventh anniversary date of the date of issuance at $2.00 per share, subject to adjustment (the “Series B Warrants”), and (iv) 900,000 shares of Common Stock issuable upon the exercise of 900,000 warrants exercisable from the date of issuance until the seventh anniversary date of the date of issuance at $1.00 per share on a “cashless” basis (the “Bridge Warrants”),.

In our capacity as corporate and securities counsel to the Company, we have reviewed the Company’s Articles of Incorporation, as amended, By-laws, the Registration Statement, the exhibits to the Registration Statement and such other records, documents, statutes and decisions as we have deemed relevant in rendering this opinion.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons signing or delivering any instrument, the authenticity of all documents admitted to us as originals, the conformity to original documents submitted to us as certificated or photostatic copies, the authenticity of the originals of such latter documents and the date of authorization and valid execution and delivery of all documents. As to any facts material to this opinion, we have relied upon statements and representations of the Company officers and other representatives of the Company.

Based upon the foregoing recitals and having regard for such legal considerations as we deem relevant, we are of the legal opinion as to the following:

■	The 5,189,065 Shares have been duly authorized and are validly issued, fully paid and non-assessable shares of Common Stock of the Company;

■	The 4,944,691 shares of Common Stock issuable upon the exercise of the Series A Warrants are duly authorized, and if and when the Series A Warrants are exercised, such shares shall constitute validly issued, fully paid and non-assessable shares of Common Stock of the Company;

■	The 4,944,691 shares of Common Stock issuable upon the exercise of the Series B Warrants are duly authorized, and if and when the Series B Warrants are exercised, such shares shall constitute validly issued, fully paid and non-assessable shares of Common Stock of the Company; and

■	The 900,000 shares of Common Stock issuable upon the exercise of the Bridge Warrants are duly authorized, and if and when the Bridge Warrants are exercised, such shares shall constitute validly issued, fully paid and non-assessable shares of Common Stock of the Company.

We express no opinion on the laws of any jurisdiction other than the federal securities laws and the Delaware General Corporation Law, including its applicable statutory provisions, the rules and regulations underlying those provisions and the applicable judicial and regulatory determinations.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, as may be amended from time to time. We also consent to the reference to our firm’s name under the heading “Experts” in the prospectus which forms a part of the Registration Statement.

Very truly yours,

/s/ The Sourlis Law Firm